Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222535

PROSPECTUS SUPPLEMENT

(To the Prospectus dated January 25, 2018)

My Size, Inc.

514,801 Shares of Common Stock

We are offering 514,801 shares of common stock to certain institutional investors at an offering price of $3.885 per share, pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement, we are also selling to the purchasers of our shares of our common stock in this offering warrants to purchase up to an aggregate of 514,801 shares of common stock, at an exercise price of $3.76 per share. The warrants issued in the private placement and the shares of common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”. On January 14, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.84 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $9,449,288, which was calculated based on 2,085,900 shares of common stock outstanding, as of January 14, 2020, of which 1,735,502 shares were held by non-affiliates, and a price per share of $5.447 which was the closing sale price of our common stock on the Nasdaq Capital Market on November 15, 2019. We have sold $418,524 worth of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof (but excluding this offering).

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 12 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering price	$3.885	$2,000,001.89
Placement agent fees (1)	$0.272	$140,000.13
Proceeds, before expenses, to us (2)	$3.613	$1,860,001.76

(1)	In addition, we have agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, to pay a non-accountable expense allowance of $65,000 and to reimburse the placement agent for certain out-of-pocket expenses. In addition, we have agreed to issue to the placement agent unregistered warrants to purchase a number of shares of common stock equal to 6% of the aggregate number of shares of common stock sold in this offering that are placed by the placement agent. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in the concurrent private placement.

Delivery of the shares of common stock is expected to be made on or about January 17, 2020, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 15, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concerning My Size, Inc. The second part is the accompanying prospectus, dated January 25, 2018, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement, on the one hand, and the accompanying prospectus, or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor the placement agent have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

These securities are not being offered in Israel. This offering or this prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 5728-1968, or the Israeli Securities Law (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the Israel Securities Authority.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Any forward-looking statements are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-4 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “My Size” or the “Company” in this prospectus mean My Size, Inc. on a consolidated basis with its wholly-owned subsidiary, My Size (Israel) 2014 Ltd., as applicable.

Overview

We are a creator of mobile device measurement solutions that has developed innovative solutions designed to address shortcomings in multiple verticals, including the e-commerce fashion/apparel, shipping/parcel and do it yourself, or DIY, industries. Utilizing our sophisticated algorithms within our proprietary technology, we can calculate and record measurements in a variety of novel ways, and most importantly, increase revenue for businesses across the globe.

Our solutions can be utilized to accurately take measurements of a variety of items via a mobile device. By downloading the application to a smartphone, the user is then able to run the mobile device over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through our proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the user’s mobile device. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are focusing on the following market segments:

●	E-commerce fashion/apparel industry – our main target-market;

●	Shipping/parcel; and

●	DIY uses.

While we are currently devoting much of our focus on the applications for the e-commerce apparel industry, management believes that all of the above-mentioned applications will be useful to users, retailers and vendors alike.

We are in the commercialization phase of our products although have only generated minimal revenues to date. While we rollout our products to major retailers and apparel companies, there is a lead time for new customers to ramp up before we can recognize revenue. This lead time varies between customers, especially when the customer is a tier 1 retailer, where the integration process may take longer. Generally, first we integrate our product into a customer’s online platform, which is followed by piloting and implementation, and, assuming we are successful, commercial roll-out, all of which takes time before we expect it to impact our financial results in a meaningful way. While we have begun generating initial sales revenue, we do not expect to generate meaningful revenue during the upcoming quarters. Because of the numerous risks and uncertainties associated with the success of our market penetration and our dependence on the extent to which MySizeID is adopted and utilized, we are unable to predict the extent to which we will recognize revenue. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability.

Pursuant to that certain At the Market Offering Agreement, dated September 13, 2019, or the Offering Agreement, by and between the Company and Wainwright, we may offer and sell, from time to time, our shares of common stock through Wainwright, acting as agent, through an “at the market offering” as defined in Rule 415(a)(4), or the ATM Offering, promulgated under the Securities Act. On September 13, 2019, pursuant to the ATM Offering, we filed a prospectus supplement pursuant to which we may offer and sell, from time to time, our shares of common stock having an aggregate offering price of up to $5.5 million through Wainwright, or the ATM Prospectus Supplement. From September 13, 2019 to January 15, 2020, we issued 87,756 shares of common stock at an average price of $4.77 per share through the ATM Prospectus Supplement, resulting in net proceeds to us of $418,524. We paid a commission equal to 3% of the gross proceeds from the sale of our shares of common stock under the ATM Prospectus Supplement. We terminated the ATM Prospectus Supplement on January 15, 2020, but the Sales Agreement remains in full force and effect.

Recent Developments

On January 22, 2019, we were notified by the Nasdaq Stock Market, LLC, or Nasdaq, that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that we had 180 calendar days, or until July 22, 2019, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

We did not regain compliance with the Rule by July 22, 2019, and, as a result, on July 23, 2019, we received notice from the Staff that, based upon our continued non-compliance with the Rule, the Staff had determined to delist our common stock from Nasdaq unless we timely request a hearing before the Nasdaq Hearings Panel, or the Panel.

On October 1, 2019, the Panel granted our request to continue the listing of our common stock on the Nasdaq Capital Market, subject to our satisfaction of certain conditions including, among other things, compliance with the minimum $1.00 bid price requirement by no later than January 20, 2020. In order to satisfy the minimum $1.00 bid price requirement and to make our common stock more attractive to certain institutional investors and thereby strengthen our investor base, we implemented a 1-for-15 reverse stock split of our outstanding shares of common stock. The reverse stock split was effective for Nasdaq Capital Market purposes at the open of business on November 19, 2019. Additionally, on November 19, 2019, we received formal notice from Nasdaq of our non-compliance with the minimum $2.5 million stockholders’ equity requirement, as set forth in Nasdaq Listing Rule 5550(b)(1), or the Stockholders’ Equity Rule. In accordance with the Nasdaq Listing Rules, we subsequently presented our plan to regain compliance with the Stockholders’ Equity Rule for the Panel’s consideration.

Reverse Stock Split

We implemented a 1-for-15 reverse stock split of our outstanding shares of common stock that was effective for Nasdaq Capital Market purposes at the open of business on November 19, 2019. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares and the increase in the share price which resulted from this action.

Company Information

We were incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, we changed our name to Knowledgetree Ventures Inc. Subsequently, in February 2014, we changed our name to My Size, Inc. Our principal executive offices are located at 3 Arava St., pob 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Shares of common stock offered by us	514,801 shares of common stock.

Offering price per share	$3.885

Shares of common stock to be outstanding immediately after this offering	2,600,701 shares of common stock.

Concurrent private placement of Purchase Warrants

In a concurrent private placement, we are selling to the investors in this offering warrants to purchase up to 514,801 of our shares of common stock, which represent 100% of the number of shares of common stock purchased in this offering. Each warrant will be exercisable for one share of common stock at an exercise price of $3.76 per share, will be exercisable immediately and will expire five and a half years from the issuance date. The warrants and the shares of common stock underlying the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes and working capital. See “Use of Proceeds” on page S-7.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”.

The number of shares of common stock to be outstanding immediately after this offering is based on 2,085,900 shares of common stock outstanding as of January 14, 2020, and excludes as of such date:

●	163,917 shares of common stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan at a weighted exercise price of $6.87;

●	34,446 shares of common stock issuable upon exercise of outstanding options under our 2017 Consultant Equity Incentive Plan and non-plan options at a weighted exercise price of $12.39;

●	315,928 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined; and

●	210,945 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $22.95 per share, prior to giving effect to the price-based anti-dilution adjustment of warrants to purchase an aggregate of 144,277 shares of common stock as a result of this offering, under which the exercise price of such warrants will be decreased to a price per share that is equal to the lower of (x) the offering price per share and (y) the lowest volume weighted average price of our common stock on any trading day during the four trading day period immediately following the public announcement of this offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above, no exercise of the warrants to be issued to the investors in the concurrent private placement and no exercise of the warrants to be issued as compensation to the placement agent for this offering and gives retroactive effect to the 1-for-15 reverse stock split effected on November 19, 2019.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 27, 2019, and the financial statements and related notes filed therewith.

Risks Relating to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price per share of shares of common stock in this offering is substantially higher than the net tangible book value per share of our shares of common stock before giving effect to this offering. Accordingly, if you purchase shares of common stock in this offering, you will incur immediate substantial dilution of approximately $2.395 per share of common stock, representing the difference between the offering price per share of common stock, and our pro forma as adjusted net tangible book value as of September 30, 2019. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.

You may experience future dilution as a result of future equity offerings and other issuances of our shares of common stock or other securities. In addition, this offering and future equity offerings and other issuances of our shares of common stock or other securities may adversely affect our shares of common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for shares of common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our shaes of common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of our shares of common stock may be sold in the public market. Sales of a substantial number of our shares of common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities.

The shares of common stock offered pursuant to this offering will be subject to TASE approval.

New issuances of shares of common stock by us must be approved by TASE prior to issuance. Accordingly, the shares of common stock offered hereby are subject to TASE approval. In the event that we do not receive TASE approval for the issuance of the shares of common stock offered hereby, we may not issue such shares of common stock.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On January 22, 2019, we were notified by Nasdaq, that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that we had 180 calendar days, or until July 22, 2019, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. We did not regain compliance with the Rule by July 22, 2019 and, as a result, on July 23, 2019, we received notice from the Staff that, based upon our continued non-compliance with the Rule, the Staff had determined to delist our common stock from Nasdaq unless we timely request a hearing before the Nasdaq Hearings Panel, or the Panel. On October 1, 2019, the Panel granted our request to continue the listing of our common stock on the Nasdaq Capital Market, subject to our satisfaction of certain conditions including, among other things, compliance with the minimum $1.00 bid price requirement by no later than January 20, 2020. In order to satisfy the minimum $1.00 bid price requirement and to make our common stock more attractive to certain institutional investors and thereby strengthen our investor base, we implemented a 1-for-15 reverse stock split of its outstanding shares of common stock. The reverse stock split was effective for Nasdaq Capital Market purposes at the open of business on November 19, 2019. Additionally, on November 19, 2019, we received formal notice from Nasdaq of the Company’s non-compliance with the minimum $2.5 million stockholders’ equity requirement, as set forth in Nasdaq Listing Rule 5550(b)(1), or the Stockholders’ Equity Rule. In accordance with the Nasdaq Listing Rules, we subsequently presented our plan to regain compliance with the Stockholders’ Equity Rule for the Panel’s consideration. Failure to meet applicable Nasdaq continued listing standards could result in a delisting of our common stock. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, vesting of outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

A number of our outstanding warrants contain anti-dilution provisions that, if triggered, could cause substantial dilution to our then-existing stockholders and adversely affect our stock price.

A number of our outstanding warrants contain anti-dilution provisions. As a result, upon issuance of shares of our common stock in this offering, the exercise price of certain of our warrants will be reduced and as such you may experience dilution, which may be substantial and which could lower the market price of our securities. Further, the potential application of such anti-dilution rights may prevent us from seeking additional financing, which would adversely affect our ability to finance our operations and continue to support our growth initiatives.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $1.7 million.

We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for general corporate purposes and working capital.

Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2019. Such information is set forth on the following basis:

●	actual basis;

●	on a pro forma basis to reflect the sale of 87,756 shares of our common stock subsequent to September 30, 2019 under our at-the-market offering facility, after deducting sales agent fees and estimated offering expenses payable by us; and

●	on a pro forma as adjusted basis to give further effect to the sale of the 514,801 shares of common stock and the concurrent private placement of warrants, assuming no value is attributed to the warrants, and such warrants are accounted for and classified as equity, after deducting the placement agent fees and estimated offering expenses payable by us.

You should read this table in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds”, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and other financial information included or incorporated by reference in this prospectus supplement.

		As of September 30, 2019 (unaudited) (in $ thousands, except share and per share amounts)
	Actual	Pro Forma	Pro Forma, As Adjusted
Cash and cash equivalents	2,561	2,827	4,527
Total current liabilities	(1,511)	(1,511)	(1,511)
Stockholders’ equity:
Common Stock, $0.001 par value 100,000,000 shares authorized, 1,998,144 shares issued and outstanding, actual; 2,085,900 shares issued and outstanding, pro forma; 2,600,701 shares issued and outstanding, pro forma as adjusted	30	30	31
Additional paid-in capital	29,683	29,949	31,648
Accumulated deficit	(27,260)	(27,260)	(27,260)
Accumulated other comprehensive loss	(543)	(543)	(543)
Total stockholders’ equity	1,910	2,176	3,876

The above discussion and table are based on 1,998,144 shares of common stock outstanding as of September 30, 2019 and excludes as of such date:

●	167,918 shares of common stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan at a weighted exercise price of $13.83;

●	36,946 shares of common stock issuable upon exercise of outstanding options under our 2017 Consultant Equity Incentive Plan and non-plan options at a weighted exercise price of $13.00;

●	332,665 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined; and

●	210,945 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $41.28 per share, prior to giving effect to the price-based anti-dilution adjustment of warrants to purchase an aggregate of 144,277 shares of common stock as a result of this offering, under which the exercise price of such warrants will be decreased to a price per share that is equal to the lower of (x) the offering price per share and (y) the lowest volume weighted average price of our common stock on any trading day during the four trading day period immediately following the public announcement of this offering.

DILUTION

If you purchase securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2019.

Our net tangible book value at September 30, 2019 was approximately $1,910,000, or $0.96 per share, based on 1,998,144 shares of our common stock outstanding as of September 30, 2019. Pro forma net tangible book value at September 30, 2019 was $2,176,402 or $1.04 per share, after giving effect to the sale of 87,756 shares subsequent to September 30, 2019 under our at-the-market offering facility, after deducting sales agent fees and estimated offering expenses by us.

After giving further effect to the issuance and sale by us of 514,801 shares of common stock in this offering at an offering price of $3.885 per share of common stock and the concurrent private placement of warrants, assuming no value is attributed to the warrants, and such warrants are accounted for and classified as equity, and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2019 would have been approximately $3,861,403, or approximately $1.49 per share of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.45 per share of common stock to our existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $2.395 per share of common stock to new investors purchasing securities of in this offering.

Dilution per share of common stock to new investors is determined by subtracting as adjusted net tangible book value per share of common stock after this offering from the offering price per share of common stock paid by new investors. The following table illustrates this per share dilution:

Offering price per share		$3.885
Pro forma net tangible book value per share as of September 30, 2019	$1.04
Increase in pro forma as adjusted net tangible book value per share attributable to new investors in this offering	$0.45
Pro forma as adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering		$1.49
Dilution in net tangible book value per share to new investors in this offering		$2.395

The discussion of dilution, and the table quantifying it, assume the sale of all shares covered by this prospectus supplement and no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The above discussion and table are based on 1,998,144 shares of common stock outstanding as of September 30, 2019 and excludes as of such date:

●	167,918 shares of common stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan at a weighted exercise price of $13.83;

●	36,946 shares of common stock issuable upon exercise of outstanding options under our 2017 Consultant Equity Incentive Plan and non-plan options at a weighted exercise price of $13.00;

●	332,665 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined; and

●	210,945 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $41.28 per share, prior to giving effect to the price-based anti-dilution adjustment of warrants to purchase an aggregate of 144,277 shares of common stock as a result of this offering, under which the exercise price of such warrants will be decreased to a price per share that is equal to the lower of (x) the offering price per share and (y) the lowest volume weighted average price of our common stock on any trading day during the four trading day period immediately following the public announcement of this offering.

To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital at any time, including during this offering, due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, we have engaged H.C. Wainwright & Co., LLC, or Wainwright, as our exclusive placement agent for this offering. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their reasonable “best efforts” to arrange for the sale of shares by us. Therefore, we may not sell the entire amount of shares being offered. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the shares of our shares of common stock being offered pursuant to this prospectus supplement on or about January 17, 2020.

Upon the closing of this offering, we will pay Wainwright a cash transaction fee equal to 7% of the gross proceeds to us from the sale of the shares in the offering. We have also agreed to pay Wainwright a management fee equal to 1% of the gross proceeds to us from the sale of the shares in the offering, a non-accountable expense allowance of $65,000 and clearing expenses of $10,000. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees’ and expenses, will be approximately $80,000.

In addition, we agreed to issue unregistered compensation warrants to Wainwright to purchase a number of shares of common stock equal to 6% of the aggregate number of shares of common stock sold to the investors in this offering, or 30,888 shares of commons stock. The compensation warrants will have an exercise price of $4.8563 and a term of five years from the effective date of this offering. Pursuant to FINRA Rule 5110(g), the compensation warrants and any shares issued upon exercise of the compensation warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●	if the aggregate amount of securities of our company held by the holder of the compensation warrants or related persons do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. We have granted Wainwright a 6-month right of first refusal to act as our exclusive underwriter or placement agent for certain future capital raising transactions undertaken by us, provided that this offering is consummated.

Wainwright shall also be entitled to the foregoing cash and warrant compensation (other than the non-accountable expense allowance) with respect to certain investors contacted by Wainwright or introduced to us by Wainwright during the term of the engagement letter that invest in any subsequent capital-raising transaction during the 6-month period following the termination or expiration of the engagement letter.

We have also granted the placement agent a right of first refusal for a period of six months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering (including at-the-market facility) or private placement of equity or any other capital-raising financing of equity, equity-linked or debt securities by us or any of our subsidiaries.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Wainwright acting as principal. Under these rules and regulations, Wainwright:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our sales agent for our at-the-market offering facility that was established in September 2019. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

The transfer agent for our shares of common stock is VStock Transfer, LLC.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The consolidated financial statements of My Size, Inc. as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2018 consolidated financial statements refers to a change in accounting principle in regards to stock compensation for nonemployee share-based payments.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a web site at www.MySizeID.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 27, 2019;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 filed with the SEC on May 13, 2019, for the six months ended June 30, 2019 filed with the SEC on August 8, 2019 and for the nine months ended September 30, 2019 filed with the SEC on November 14, 2019;

●	our Current Reports on Form 8-K filed with the SEC on January 25, 2019, February 8, 2019, April 19, 2019, June 6, 2019, July 23, 2019, August 8, 2019, September 13, 2019, October 3, 2019, November 18, 2019, November 19, 2019, and November 22, 2019;

●	our definitive proxy statement on Schedule 14A relating to our 2019 annual meeting of stockholders filed on July 8, 2019;

●	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on June 14, 2016 (File No. 001-37370).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Or Kles, Chief Financial Officer, Hayarden 4, Airport City, Israel 701000, telephone number 972-3-600-9030.

PROSPECTUS

MY SIZE, INC.

$50,000,000

Common Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants to purchase common stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $50,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “MYSZ.”  On January 11, 2018, the last reported sale price of our common stock was $1.49. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”. You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 25, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, debt securities or warrants to purchase common stock, debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus, “My Size,” “the Company,” “we,” “us,” and “our” refer to My Size, Inc., a Delaware corporation, unless the context otherwise requires.

OUR BUSINESS

Overview

The Company is a technology company whose strategy is based on the development of applications that can be utilized to accurately take measurements of a variety of items via a smartphone. By downloading the application to a smartphone, the user is then able to run the smartphone over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through the Company’s proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the users smartphone. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are focusing on the following market segments:

●	E-commerce apparel industry – our main target-market;

●	Courier services;

●	Do it yourself (“DIY”) uses; and

●	Usage as a tape measure.

While we are currently devoting much of our focus on the applications for the apparel business, management believes that all of the above mentioned applications will be useful to users, retailers and vendors alike.

The Market - The Apparel Industry

The growth in online apparel shopping has been positive and negative for retailers. The positive: what was an approximately $72.13 billion apparel and accessories market in 2016 is projected to increase to approximately $116.3 billion U.S. dollars by 2021 (https://www.statista.com/statistics/278890/us-apparel-and-accessories-retail-e-commerce-revenue). The negative: although online apparel shopping is growing quickly, customer returns are also growing quickly due to a bad fit.

For apparel retailers, both in retail and online, customer returns are a necessary pain point, backed by flexible return policies and in some instances, free return shipping. However, online retailers have higher operating costs as at least 30% of all products ordered online are returned, compared to 8.89% from retail stores, according to recent data (http://www.business2community.com/infographics/e-commerce-product-return-statistics-trends-infographic-01505394#Js0FFKfd6xZEorqz.97). The U.S. Census Bureau estimated that total e-commerce sales for 2016 were $394.9 billion, an increase of 15.1% from 2015. According to Euromonitor International, most online apparel retailers have average return rates of 15-20%, of which around 80% are fit-based. According to the National Retail Federation, when translating these figures into hard currency, in the United States, online consumers returned approximately $260 billion in merchandise to retailers in 2015, or 8% of all purchases.

MySizeID

We are currently in development of an application (“MySizeID”) which assists the consumer to accurately take the measurements of his or her own body using a smartphone in order to fit clothing in the best way possible without the need to try the clothes on. The purpose of our application is to simplify the process of clothing acquisition through the internet and to significantly reduce the rate of returns of ill-fitting clothing which are acquired through the internet.

The application is the result of a research and development effort that combines:

●	Anthropometric research – analyses of information pertaining to body measurements derived from a survey and the subsequent determination of correlations between body parts;

●	Body measurement algorithm research – an algorithm created by the Company to measure body parts; and

●	Retailers size chart analyses – adopting a deep understanding of the size charts of retailers and the corresponding “body to garment size.”

MySizeID will operate based on the use of existing sensors in smart phones which enable, through a specific purpose application, the measurement of the body of consumers independently by moving the cellular phone along his or her body. The measurements will then be saved on the Company’s cloud database, enabling the user to search for clothes in various retailer websites without worrying about size. When a search is made, the retailer will connect to the Company’s cloud database and then provide results based on the user’s measurements and other parameters as he or she may have defined. This data will also be saved for use when a customer enters a brick and mortar store to help serve the customer more efficiently and to provide a better shopping experience.

As soon as the item is found and the acquisition is completed, the retailer will pay-per-click or be charged a certain percentage of the acquisition price. The rate to be charged by My Size for the acquisition has not yet been fixed, and will be determined following negotiations with fashion companies, in a more advanced stage of the development.

How MySizeID Can be Utilized by the Apparel Industry

1.	MySizeID: This application will allow consumers to create a secure, online profile of their personal measurements, which can then be utilized with partnered online retailers to insure that no matter the manufacturer or size chart, they will get the right fit. The MySizeID application will utilize a patent-pending measurement technology that does not rely on user photographs or any additional hardware; all a user needs to do is scan their body with their smartphone and the app records their measurements.

2.	In Store Shopping Tool: The Company is developing technology which will permit users of MySizeID to allow brick and mortar merchants to access their profile to receive more personalized attention. This anticipated concierge like service will enable a salesperson to better serve customers by accessing the user’s size and style preferences to make the in-store shopping experience more pleasant, time efficient and satisfactory.

3.	Cross Site Search Feature: The Company is developing the MySizeID profile which will enable users to search for a specific product or item across multiple online retailers, but, unlike most shopping comparison shopping tools, MySizeID will deliver results that fit each individual user’s measurements. The Company will develop this feature so that it can be customized for personalized filters that go beyond sizing and measurements, and can also include a user’s favorite colors, brands, styles and more.

The application is being designed to use a person’s body measurements to help determine correct apparel sizes when shopping on-line. To begin, the app will measure the hip breadth, and uses statistical, mathematical algorithms to recommend the most appropriate size trousers.

True Size

In November 2016, the Company introduced a new product called TrueSize.

TrueSize is a customizable, white-label, mobile application that empowers retailers to improve the online shopping experience of their customers by perfectly matching their true measurements with the retailer’s offerings. The level of accuracy and ease of use integrated into the retailer’s website ensures that the customers will select the right size apparel every time, and we believe this will significantly reduce the amount of returns.

How Does TrueSize Work?

TrueSize has two components: a white label application and a small application located on each page of the retailer’s website. First, the customer downloads the TrueSize app, branded to a specific retailer’s website, and signs in, using the same credentials used for the online store. The application will then guide the customer through the process.

Using the TrueSize app, the customer next takes accurate measurements of an item of clothing from their wardrobe by placing the smartphone first on one end of the item and then on the other end. The app. will then prompt the user to take several different measurements to get a complete reading. The information pertaining to each item is then saved, but can be updated at any time. Measurements are next stored in the cloud and a recommended size for the user is calculated. The user may continue shopping directly from the app by clicking the “Go Shopping” button, which will direct them to the retailer’s mobile website.

The chart below illustrates how consumers can interact with the prompts from the TrueSize application.

Shopping with TrueSize

A “TrueSize” widget in the form of a button is located in proximity to the size selection feature on each product page of the retailer’s website. If the customer has signed in to the website and has already downloaded the TrueSize app and taken measurements, a recommended size will automatically appear in the widget. Users then have the option to manually update their size parameters – height, weight, and an item’s parameters – at any time by simply clicking on the widget. If the customer has not yet signed into the website, a prompt will appear requesting the customer to do so.

TRUCCO – RealSize

RealSize is a white label measurement application developed based on the Company’s TrueSize technology. The first customer to use the TrueSize technology is IN SITU S.A., the owner of the rights to the fashion brand-name TRUCCO. TRUCCO is a women’s clothing brand and has over 240 points of sale in more than 20 countries all over the world including, but not limited to, Andorra, Chile, China, Costa Rica, Czech Republic, Dominican Republic, France, Guatemala, Israel, Kuwait, Libya, Malaysia, Mexico, Panama, Paraguay, Peru, Portugal, Qatar, Russia,  Singapore, Slovakia, Spain, Taiwan and Thailand.

The Market - Courier Services

When an individual wishes to ship boxes from place to place, they often call a courier service and request a pick up. The individual is then usually asked about the dimensions of the package to be shipped. Unfortunately, the response given to the courier can be rather vague (big, medium, small, etc.). This is often the cause of much confusion between the shipper and the courier. This confusion can lead to the courier sending out the wrong vehicle for the pick-up and/or a large price differential than what was originally quoted by the courier causing customer dissatisfaction.

How My Size Can be Utilized for Courier Services

My Size operates based on the use of existing sensors in smart phones which enable, through a specific purpose application, measurement of the dimensions of packages by moving the cellular phone along packages (length, height and width) to be sent via courier. The measurements are then be saved on the Company’s cloud database and shared with the courier. This allows for:

●	Courier services to provide accurate pricing to their consumers with little to no confusion; and

●	Courier services can send the proper sized vehicle to pick up package(s).

Accordingly to Market Realist, the courier service market in the United States alone had revenues of over $90 billion in 2014. Accordingly, the Company views this as an excellent opportunity to create value in the courier market.

Agreement with Katz Delivery Services, LTD

On November 20, 2015, My Size entered into an agreement (the “Katz Agreement”) with Katz Deliveries, LTD (“Katz”), one of the largest courier services in Israel. Katz delivers approximately five million parcels per year, the most in Israel. Katz has more than 250 vehicles. Pursuant to the Katz Agreement, the parties have agreed to mutually work together to develop and integrate My Size technology with the technology of Katz to accurately monitor the volume of all parcels delivered to it for shipment by its clients. The goal is for Katz to use our technology to help with planning its distribution lines, thus reducing operational costs by adjusting the distribution vehicles to the volume of the shipments. My Size expects to generate revenues from this endeavor by the second half of 2018, but is still in negotiations with Katz regarding the terms of the Katz Agreement.

SizeUp

My Size is working on additional consumer applications. One of these applications is in the category of DIY. In this application, users will be able to visualize how an object or a piece of furniture will fit in an existing room in their home or office. As many people have difficulty with spatial recognition, the Company hopes this will help alleviate the problem.

In the third quarter of 2015, My Size launched the SizeUp application, a smart tape measure for the business to consumer market. SizeUp is a project that My Size has already completed and launched. This application allows users to utilize their smartphone as a tape measurer. The application provides measurements with an accuracy plus or minus 2 centimeters. In the first quarter of 2016, a second version of SizeUp for the iOS operating system was released. This release included the ability to measure both horizontal and vertical measurements. In January 2017, a third version of SizeUp for the iOS operating system was released. This release included an innovative air measurement algorithm which allows the user to measure over the air without the need to slide the phone over the surface during the measurement. Through November 2017, there have been over 530,000 downloads of the SizeUp app.

The first version of the SizeUp app for Android was released in March 2016 and included vertical measurement. An update to the app was released in June, 2017 which update includes a one-time calibration process for ensuring high accuracy. Currently both versions of the SizeUp app (for Android and iOS) are available for free for the first 30 days, where after a user will be required to pay a one-time fee of $1.99 to continue using the application. To date, the Company has accumulated immaterial revenues from the mentioned fee.

Research and Development

The Company has incurred research and development expenses of $727,000 in 2016 and $301,000 in 2015, and $624,000 in the nine month period ended September 30, 2017, relating to the development of its applications and technologies.

Income Sources - Projected Income

The Company’s business model currently contemplates five methods of producing revenue through its products:

1.	Fees - The Company intends to charge sellers a fee for every garment and clothing item purchased using its services, which fees are currently anticipated to be in the range of 1% to 3% of royalties on product sales, depending on volume, resulting from usage of the MySizeID platform.

2.	Advertisements - the Company may generate revenue by using specialized ads using its database to identify the user’s exact needs.

3.	“Offline Shopping” - the Company may offer its services for clothing and fashion stores, for real-time use by their customers. The service may allow the store to immediately offer the customer a fitting garment suitable for his or her size.

4.	Pay Per API call – every time a user is looking onto an item in the retailers website and clicks the “what’s my size” button to find out his size the retailer will be charged a fixed amount based on the SDK pricing matrix.

5.	SizeUp – SizeUp is the first B2C app that MySize has released in the Apple App Store and on Google Play. The Company charges a one-time fee of $1.99 for every download of the app from either store.

Competition

Management of the Company believes that its technology and applications are a win-win solution for consumers, retailers, couriers and individuals. The Company’s technology is protected by three issued patents, one in each of Russia, Japan and the U.S., one patent-pending submission and an additional patent application which is in process. My Size’s products are designed to allow users to measure themselves simply by sliding a smartphone over their body, and the measurements are recorded by the My Size application.

Unlike other products claiming similar capabilities, there is no need for additional accessories (no webcam, photos, measuring tape, etc.). Users of the My Size apps will have their information protected and a unique identification number is provided that matches personal sizes with retailer size charts. When consumers get the right size products, there are fewer returns of such products involved.

My Size’s advantage lies in its easy to use application in recording body measurements. Using special algorithmic equations, the software is able to determine which sizes will best fit the customer. The collection of this data, and tracking shoppers’ preferences, allows for a unique shopping experience both online and in brick and mortar stores where the technology can instantly match clothes the customer likes in sizes that will fit them.

However, My Size does face competition in helping retailers increase conversation rate and reduce shipping costs.

Competitive Landscape

The following chart lists some but not all of our competitors:

Name	Technology	User Action	Product / Service

True Fit	Algorithm driven engine matches manufacturer specs and data points with customer profile	Answer questions to create profile	●	Based on statistics; doesn’t reflect real measurement

Fits.me	Software solution based on a personal avatar; Algorithm driven engine matches manufacturer specs and data points with customer profile	Answer questions to create profile	● ●	Virtual fitting room size Recommendations based on statistics

Virtusize	Compares a reference item the silhouette of the garment they are looking to buy	Reference items: a previous purchase or a favorite item. Measure it manually and enter results to the app	●	Garment-to-garment comparison with tape measure (manually)

EasyMeasure	Uses camera and motion sensors	User needs to photograph according to the instructions and conditions of the app. (i.e certain lighting conditions)	●	Allows the user to measure large objects and from far away (i.e. a building). Low accuracy requires optimal lighting conditions
			●	Only on iOS platform
			●	Very intuitive

AR MeasureKit	AR kit and motion sensors	Allows the user to measure objects from a distance with the camera	●	Requires bright light, and a contrast between the object and the background
			●	When measuring small objects it can be difficult to “mark” them
			●	Only on iOS platform

Smart Measure	Camera and motion sensors	Allows the user to measure objects from a distance	● ●	Easy to use Requires the user to know the height of the device
			●	Requires optimal lighting conditions
			●	Only on Android platform

Some of our competitors have significantly greater financial, marketing, personnel and other resources than we do, and many of our competitors are well established in markets in which we have existing retailers or intend to locate new retailers. We may also need to evolve our concepts in order to compete with popular new retail formats or concepts that develop from time to time, and we cannot offer any assurance that we will be successful in doing so or that modifications to our concepts will not reduce our profitability.

Legal Proceedings

On May 3, 2017, Lightcom (Israel) Ltd., an Israeli company, alleging that it is a shareholder of the Company, filed a motion with the Tel Aviv District Court (Financial Division) to approve an action against the Company and the Company’s officers and directors, as a shareholders’ class action. The complaint alleges, inter alia, that the Company’s report dated April 19, 2017 regarding its engagement with the Israeli Post was false and misleading, and that as a result thereof financial damages have been incurred by two purported classes of shareholders: (i) any shareholder who sold Company’s shares as of April 20, 2017 and until April 27, 2017, with respect to damage directly caused by such sale and (ii) any shareholder which held shares on April 20, 2017 and subsequent to April 27, 2017 with respect to damage caused by permanent adverse effect to the shares’ value. The alleged financial damage caused to members of both classes is estimated at NIS 18.8 million. The Company reviewed the Motion initially with its legal counsel and retained an expert to review and analyze the allegations and data upon which the motion is based. The Company’s management, after considering the conclusions of a report issued by a third party expert and an opinion of U.S. legal counsel, is of the opinion that the chances that the class motion will be denied exceed the risk that it will be approved In the event that the class motion will be approved, the complaint will become a class action which will be heard by the court on its merits. Should this occur, the Company will respond to the class motion in the time frame ordered by the court. On November 15, 2017 the Company filed its response to the class motion and a motion to dismiss the class motion. On November 15, 2017, the Court ordered the respondent (the original plaintiff) to respond to the motion to dismiss within 30 days, which response was filed by the respondent on November 29, 2017. On December 28, 2017, the court ordered that a hearing on the foregoing matter shall be held after the Company’s appeal before the NASDAQ Hearings Panel with respect to the determination to delist the Company’s securities from the NASDAQ Capital Market, which appeal is scheduled to occur on January 25, 2018. Accordingly, the hearing on the Company’s motion to dismiss was continued, and as of the date of this filing, the motion to dismiss is still pending.

On September 9, 2015, fourteen shareholders filed a complaint against the Company and its CEO Mr. Ronen Luzon, alleging that in accordance with agreements signed between plaintiffs and the Company, the plaintiffs are entitled to register their shares for sale with the stock market, while the Company allegedly breached its obligation and refrained from doing its duty to register the plaintiffs’ shares. On November 5, 2015, the Company filed its defense and a counter claim against the plaintiffs and against two additional defendants (who are not plaintiffs) Mr. Asher Shmuelevitch and Mr. Eitan Nahum. In its counter claim, the Company alleged that the agreements by force of which the counter defendants hold their shares are defunct, based on fraud, as the counter defendants never paid and never intended to pay the agreed consideration for their shares. The Company further alleged that Mr. Shmuelevitch used his position as a director and controlling stockholder of the Company to knowingly cause the Company to enter such defunct agreements. On September 5, 2017, the court rendered a judgment pursuant to which the complaint against the Company was accepted, the complaint against Mr. Ronen Luzon was rejected and the Company’s counter-claim was rejected. The judgment included: (1) a declaratory remedy, under which the Company breached its contractual undertakings toward the plaintiffs, to list their shares both on TASE and on NASDAQ; (2) an order that the Company take any and all actions required for the listing of the plaintiffs shares, including instructing the Company’s transfer agent to remove the legend or any other restriction from the plaintiffs stock certificate and to issue them with new stock certificates free and clear from any restriction; (3) an order that the registration company of Bank Hapoalim electronically list all of the plaintiffs’ shares detailed in the complaint on the electronic trading system; and (4) an order that the Company pay the plaintiffs costs in the amount of NIS 70,000. On October 3, 2017, the Company appealed the judgment with the Supreme Court of Israel, and simultaneously, filed with the Supreme Court a Motion for Stay of Execution of the judgement, pending the outcome of the appeal. On November 8, 2017, the Supreme Court upheld the Motion to Stay and ordered that the execution of the judgment will be stayed pending the outcome of the appeal, provided that the Company deposit in the Supreme Court’s treasury an autonomous Israeli CPI linked bank guarantee in an amount of NIS 1,700,000, to cover the respondents’ potential damages should the appeal be ultimately denied. The Company did not deposit the bank guarantee in the amount of NIS 1,700,000 and will instead register the shares held by the plaintiffs on TASE and on NASDAQ and will issue such shares free of any restrictive legends. In the event that the Company is successful in its appeal, the Company may seek relief from the shareholders which have sold their shares either in private or public sales in the amount of the proceeds from such sales. Although the Company has appealed such matter, there can be no assurance that the appeal will result in a judgment favorable to the Company. If the judgment rendered on appeal is not favorable to the Company, the Company may be ordered to pay the respondents legal costs in connection with the appeal. On November 16, 2017, the Company deposited NIS 45,000 with the Supreme Court to cover respondents’ potential legal costs if the appeal is ultimately denied. A hearing on the Company’s appeal is currently scheduled to be held on December 10, 2018.

The Company received legal advice from its counsel that the burden of proof that the judgment is wrong and should be reversed lies with the appellant. Consequently, the Company believes that it is more likely than not that the appeal will be denied rather than being accepted. In the event that the appeal is denied, no direct financial liability will be imposed on the Company (other than legal costs which the court may order the losing side to pay).

It should be noted that the plaintiffs may file a complaint against the Company seeking reimbursement of economic loss or damages due to the fact that their shares remained restricted, in breach of the Company’s contractual undertakings. A formal demand has not yet been filed, but in their response to the Company’s motion to stay the judgment, the plaintiffs argued, that they suffered economic loss in the sum of NIS 12,100,000. As of the date of this filing no formal request or complaint were filed; however, we are unable to assess the financial risk inherent in such a claim since, among other things, the estimate of alleged damage is dependent upon the actual revenues to be received by the plaintiffs from the future sale of the shares, the method of calculating the damage and data relating to the Company’s share price and trading volume of stock. Needless to say, that in the event that the Company is successful in its appeal, there will be no grounds to such reimbursement.

On December 27, 2015, a legal complaint was filed against the Company. The defendants named in the complaint are the Company, the members of the Board of Directors of the Company, Mrs. Shoshana Zigdon, a shareholder and related party in the Company, as well as two additional defendants who are not shareholders of the Company. The plaintiff alleges that the Company violated its obligation to register his shares (the “Original Shares”) for trade with the TASE causing damage in total amount of NIS 2,622,500. The plaintiff seeks relief against the defendants through financial compensation in the sum of the aforementioned alleged damage; additional compensation in the sum of NIS 400,000 for mental anguish; and if and to the extent that until such time as the plaintiff may be able to sell its shares on TASE (“the Exercise Date”), the price of a Company share will be in excess of NIS 20.98 (“the Base Price”), an additional amount equal to the difference between the Base Price and the highest price of a Company share between the time the claim was submitted and the Exercise Date for each share held by the plaintiff. The plaintiff has also requested costs of trial and attorney’s fees. Following the recommendation of the court, on March 20, 2016, the plaintiff filed a notice of deletion of certain defendants including board and management members, excluding the chairman of the Board and the CEO of the Company from the statement of claim. Pursuant to the Israeli court’s recommendation, the case was referred to mediation and the Company and the plaintiff entered into a settlement agreement (the “Settlement”) dated June 20, 2017. Pursuant to the Settlement, (i) the Company shall pay the plaintiff the sum of NIS325,000 (the “Down Payment”) within 30 days from the date of the Settlement, (ii) the Company is obligated to register the Original Shares within a specified time frame and (ii) the Company will issue, within 60 days, 80,358 additional shares of common stock (the “New Shares”) to the plaintiff which shares shall be registered, deposited in escrow and sold for the benefit of the plaintiff. Such New Shares shall be sold at a maximum aggregate price of NIS10,000 or an amount constituting no more than 2% of the average volume of trades within the last 90 days, according to the higher amount, in one single trading day. To the extent the Company does not issue the unrestricted New Shares within 60 days, the plaintiff has a right, at his exclusive discretion, to resume the legal proceedings pursuant to the complaint, provided that the Down Payment is deposited by him in an escrow account, pending the court’s final adjudication of the complaint. Additionally, the Settlement provides that to the extent the aggregate proceeds from the sale of the Original Shares and the New Shares is less than NIS1,600,000, the Company will either complement the difference in cash or shall issue to the plaintiff additional shares of common stock in lieu thereof, at the Company’s sole discretion. If the Company does not comply with the terms of the Settlement, plaintiff may resume the legal proceedings which could result in substantial costs, diversion of management’s attention and diversion of the Company’s resources.

Employees and Independent Contractors

We currently have 10 employees and 8 independent contractors.

Company Information

The Company was incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, the Company changed its name to Knowledgetree Ventures Inc. Subsequently, in February 2014, the Company changed its name to My Size, Inc. Our principal executive offices are located at 3 Arava St., pob 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Background

The Company (under the name Topspin Medical, Inc.) was a privately held company that was engaged, through 2012, in research and development of a medical magnetic resonance imaging (“MRI”) technology for interventional cardiology and in the development of MRI technology for use in the diagnosis and treatment of prostate cancer.

On September 1, 2005, the Company issued securities to the public in Israel according to a prospectus and became publicly traded on the Tel Aviv Stock Exchange (“TASE”). In 2007, and until August 2012, the Company registered some of its securities with the U.S. Securities and Exchange Commission (“SEC”).

In January 2012, after having received the approval at the general meeting of shareholders of the Company, the Company consummated a transaction whereby it acquired Metamorefix Ltd. (“Metamorefix”). Pursuant to such transaction, Metamorefix became wholly-owned by the Company. Metamorefix was incorporated in 2007, and was engaged in the development of innovative solutions for the rehabilitation of tissues, particularly skin tissues.

On August 21, 2012, the Company’s board of directors (the “Board”) approved the suspension of the Company’s reporting obligations under Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “De-Registration”). The Company thereafter filed a Form 15 with the SEC on September 5, 2012 to effect the De-Registration. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on form 8-K, was immediately suspended.

By the end of 2012, in view of the Company’s cash flow, the Company ceased its above operations and shortly thereafter the Company’s employees were laid off. In January 2013, the Company sold its entire ownership interest in Metamorefix.

Change in Control Transaction

In September 2013, Ronen Luzon, the Company’s current Chief Executive Officer, purchased control of the Company from Mr. Asher Shmuelevitch (the “Transaction”). Mr. Luzon purchased 1,755,950 shares of common stock from Mr. Shmuelevitch, which shares represented approximately 40% of the issued and outstanding capital stock of the Company at such time, and thus Mr. Luzon became a controlling shareholder of the Company.

Within the framework of the Transaction, Mr. Luzon reached a settlement with the Company’s creditors pursuant to which the main creditor, Mr. Asher Shmuelevitch, was paid a total sum of New Israeli Shekel (“NIS”) 0.5 million (approximately $140,000) in consideration for a full and final waiver of any and all his claims that he may have relating to any monetary indebtedness of the Company to the creditors.

As a result of the various investment rounds in the Company, Mr. Luzon’s beneficial ownership in the Company has been diluted and currently represent approximately 8.65% of the issued and outstanding shares of common stock of the Company on a fully diluted basis.

In December 2013, the Company changed its name to Knowledgetree Ventures Inc. Thereafter, in January, 2014, the Board approved a transaction with Shoshana Zigdon, a related party, with respect to a technology venture through a new subsidiary, as discussed in the Shoshana Zigdon Agreement below (see “February 2014 Purchase Agreement”). Subsequently, on February 16, 2014, the Company changed its name to My Size, Inc.

February 2014 Purchase Agreement

In February 2014, the Company entered into a Purchase Agreement (the “Purchase Agreement’) with Shoshana Zigdon (“Seller”), with respect to the acquisition of certain rights in a venture for the accumulation of physical data of human beings by portable electronic devices (including smart phones, tablets and other portable devices) for the purpose of locating, based on the accumulated data, articles of clothing in internet apparel stores, which will fit the person whose measurements were so accumulated (the “Venture”). Prior to entering into the Purchase Agreement, in January 2014, the Purchase Agreement was approved by shareholders of the Company as the Seller was also a beneficial owner of over 20% of the outstanding capital of the Company.

Pursuant to the Purchase Agreement, the Company purchased the all of Seller’s rights, title and interest in and to the Venture, including, but not limited to, the method (the “Method”) and the certain patent application that had been filed by Seller (PCT/IL2013/050056) (the “Patent”, and collectively with the Method, the “Assets”).

In consideration for the sale of the Assets, the Company agreed to pay to Seller, 18% of the Company’s operating profit, directly or indirectly connected with the Venture and/or the Method and/or the commercialization of the Patent together with value-added tax (“VAT”) in accordance with the law (the “Consideration”) for a period of seven years from the end of the development period of the Venture. The parties further agreed that Seller’s right to receive the Consideration will apply even in the event the Patent is revoked/rejected/expires and/or the non-receipt of the Patent for any reason. Down payments on account of the Consideration are to be paid to the Seller quarterly, within 14 days from the approval of the reviewed financial reports of the Company, with the exception of the fourth quarter which will be paid after the approval of the audited financial reports of the Company. Payment will be made against a duly issued tax invoice as prescribed by law.

The Agreement may be terminated by either party in the event of a breach of the obligations of the other party and the failure to cure a default within a specified period of time. The Agreement further provides that Seller is entitled to repurchase the Assets from the Company upon the occurrence of one or more of the following events: (a) if an application for liquidation of the Company and/or an application for appointment of a receiver for the Company and/or for a significant part of its assets has been filed, and/or an attachment has been imposed on a significant part of the Company’s assets, and the application or attachment – as the case may be – has not been not canceled within 60 days from the date on which they are filed; or (b) if upon the date that is seven years from the date of execution of the Agreement, the amount of Company’s income, directly and/or indirectly accumulated from the Venture and/or the Method and/or the commercialization of the Patent is less than NIS 3.6 million (approximately $1 million) (a “Repurchase Event”).

If a Repurchase Event occurs, Seller shall have a 90 day right, subject to delivery of written notice to the Company of Seller’s intention to exercise such right, to repurchase the Assets from the Company. The repurchase price will be based upon a market price to be determined by an external and independent valuer, who shall be chosen by agreement by the parties, and the Audit Committee shall conduct the negotiations on behalf of the Company to determine the identity of the valuer. In the absence of agreement on the identity of the valuer, the valuer shall be appointed by the President of the Institute of Certified Public Accountants in Israel. If one of the parties appeals against the valuation, with the Company’s decision to appeal being made by the Audit Committee of the Company, the parties shall approach another agreed valuer from one of the four large accounting firms in Israel (and in the absence of agreement he shall be chosen by the President of the Institute of Certified Public Accountants) and an average shall be taken of the two valuations which are received. The parties shall bear the valuers’ fees and all the expenses of the valuation in equal shares. Unless Seller gives the Company written notice of the retraction of Seller’s intention to repurchase the Assets, the Seller shall be obligated to repurchase the Assets within 60 days from the date of receipt of the valuation. Seller shall have the right to retract its intention to repurchase the Assets, provided Seller gives written notice to the Company within 30 days of receiving the valuation and subject to Seller refunding the Company the expenses borne by the Company in respect of the valuation (provided that the Company gives Seller details of the expenses borne by it).

In addition to the foregoing, the Agreement provides that all developments, improvements knowledge and know-how developed and/or accumulated by the Company after the execution of the Agreement will be owned by the Company. Further, the Seller agreed not to compete, directly or indirectly, with the Company in any matter relating to the Assets and/or the Venture and/or the Method for a period of seven years from the end of the development period of the Venture.

On July 25, 2016, the Company’s common stock began publicly trading on the NASDAQ Capital Market under the symbol “MYSZ”.

Potential Corporate Actions to be Approved at a Meeting of Stockholders

On December 18, 2017, the Company filed a preliminary information statement on Schedule 14C with the SEC in connection with the following proposed contemplated corporate actions: (i) a reverse stock split of the Company’s issued and outstanding common stock in a ratio to be determined by the Board which ratio shall not be less than 1-for-2 nor more than 1-for-10, with the exact ratio to be set at a whole number within this range as determined by the Board; (ii) an amendment to the Company’s 2017 Consultant Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 3,000,000 to 4,500,000 shares; and (iii) an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares (which would not be affected by the aforementioned reverse stock split) (collectively, the “Corporate Actions”). None of the contemplated Corporate Actions were related to or are required to be completed in connection with the offering contemplated by this Prospectus. Based upon concerns regarding form eligibility in connection with the information statement, the Company no longer intends to pursue the information statement for purposes of approving the Corporation Actions. If and when the Company seeks approval for the Corporate Actions, the Company will file a proxy statement on Schedule 14A with the SEC in order to hold a meeting of stockholders. Accordingly, no Corporate Actions will be effected, if at all, until such time as such actions have been approved by the required number of stockholders at a meeting duly convened for this purpose. This prospectus is not intended to and shall not be deemed a solicitation in connection with the approval of the Corporate Actions.

The Securities We May Offer

We may offer shares of our common stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 50,000,000 shares of common stock, par value $0.001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our Board of Directors may declare from time to time out of legally available funds. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or of debt securities. We may issue the warrants by themselves or together with common stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Corporate Information

Our principal executive offices are located at 3 Arava St. P.O.B. 1026, Airport City, Israel, 7010000. Our telephone number is +972 72 3331002 and our website address is www.mysizeid.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Company and Our Business

We may never successfully develop any products or generate revenues.

We are a pre-revenue stage company with research, development, marketing and general and administrative expenses. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability. We have only generated very minimal revenues to date.

We have historically incurred significant losses and there can be no assurance when, or if, we will achieve or maintain profitability.

During the twelve months ended December 31, 2016, the Company realized a net loss of $4,334,000 compared with a net loss of $3,437,000 for the year ended December 31, 2015. Our net loss from continuing operations for the nine months ended September 30, 2017 was $3,519,000. Because of the numerous risks and uncertainties associated with the development of the Company’s products and business, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Expected future operating losses will have an adverse effect on our cash resources, stockholders’ equity and working capital. Our failure to become and remain profitable could depress the value of our stock and impair our ability to raise capital, expand our business, maintain our development efforts, diversify our portfolio of staffing companies, or continue our operations. A decline in our value could also cause you to lose all or part of your investment in our Company.

Based on the projected cash flows and the cash balances as of the date of this prospectus, our management is of the opinion that without further fund raising we will not have sufficient resources to enable the Company to continue its operating activities, including the development and marketing of our products, for a period of at least 12 months from the date of filing of this prospectus. As a result, there is substantial doubt about our ability to continue as a going concern.

Management’s plans include the continued commercialization of our products and securing sufficient financing through the sale of additional equity securities, debt or capital inflows from strategic partnerships. There can be no assurances, however, that we will be successful in obtaining the level of financing needed for our operations. If we are unsuccessful in commercializing our products and securing sufficient financing, we may need cease operations.

We will need to raise additional capital to meet our business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of our common stock to decline.

In order to meet our business objectives, we will need to raise additional capital, which may not be available on reasonable terms or at all. Additional capital would be used to accomplish the following:

●	finance our current operating expenses;

●	pursue growth opportunities;

●	hire and retain qualified management and key employees;

●	respond to competitive pressures;

●	comply with regulatory requirements; and

●	maintain compliance with applicable laws.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline and existing stockholders may not agree with our financing plans or the terms of such financings.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations.

The success of our business is highly dependent on being able to predict which applications and technologies will be successful, and on the market acceptance and timely release of those applications and technologies. If we do not accurately predict which applications and technologies will be successful, our financial performance will be materially adversely affected.

We expect to derive most of our revenue by charging fees in connection with the usage of our applications and technologies. We must make product development decisions and commit significant resources well in advance of the anticipated introduction of new applications and technologies. The release of our applications and technologies may be delayed, may not succeed or may have a shorter life cycle than anticipated. If the applications are not released when anticipated or do not attain wide market acceptance, our revenue growth may never materialize, we may be unable to fully recover the resources we have committed, and our financial performance will be harmed.

We are substantially dependent on assets we purchased from an affiliated party, and if we lose the rights to such assets or the assets are repurchased for any reason, our ability to develop existing and new applications based upon these assets would be harmed, and our business, financial condition and results of operations would be materially and adversely affected.

In February 2014, we entered into the Purchase Agreement with Shoshana Zigdon pursuant to which we acquired certain rights in a venture for the accumulation of physical data of human beings by portable electronic devices (including smart phones, tablets and other portable devices) for the purpose of locating, based on the accumulated data, articles of clothing in internet apparel stores, which will fit the person whose measurements were so accumulated. In addition, pursuant to the Purchase Agreement, we acquired the right, title and interest to the method and the certain patent application that had been filed by Shoshana Zigdon (PCT/IL2013/050056). Our business is substantially dependent upon the assets we acquired pursuant to the Purchase Agreement. Therefore, our ability to develop and commercialize our applications depends upon the effectiveness and continuation of the Purchase Agreement. If we lose the right to the Method or Patent application described above, our ability to develop existing and new applications would be harmed.

In consideration for the sale of the Method and Patent application, we agreed to pay to Shoshana Zigdon, 18% of the Company’s operating profit, directly or indirectly connected with the Venture and/or the Method and/or the commercialization of the Patent together with value-added tax in accordance with the law for a period of seven years from the end of the development period of the Venture. Shoshana Zigdon’s right to receive such consideration will apply even in the event the Patent is revoked/rejected/expires and/or the non-receipt of the Patent for any reason.

The Purchase Agreement may be terminated by either party in the event of a breach of the obligations of the other party and the failure to cure the default within a specified period of time. Further, Shoshana Zigdon has the right to repurchase the Method and Patent application from us upon the occurrence of one or more of the following events: (a) if an application for liquidation of the Company and/or an application for appointment of a receiver for the Company and/or for a significant part of its assets has been filed, and/or an attachment has been imposed on a significant part of the Company’s assets, and the application or attachment – as the case may be – has not been not canceled within 60 days from the date on which they are filed; or (b) if upon the date that is seven years from the date of execution of the Purchase Agreement, the amount of Company’s income, directly and/or indirectly accumulated from the Venture and/or the method and/or the commercialization of the Patent is less than NIS 3.6 million (approximately $1 million). If Shoshana Zigdon repurchases the Method and Patent application, our ability to develop our proposed products would be significantly harmed. Furthermore, we may lose the ability to commercialize any products that we have already developed.

Changes in economic conditions could materially affect our business, financial condition and results of operations.

Because our target customers are retailers, we, together with the rest of the retail industry, will depend upon consumer discretionary spending once we develop our proposed products. Increases in unemployment rates, reductions in home values, increases in home foreclosures, investment losses, personal bankruptcies and reductions in access to credit and reduced consumer confidence, may impact consumers’ ability and willingness to spend discretionary dollars. In addition, volatile economic conditions may repress consumer confidence and discretionary spending. Any of the foregoing may have an adverse effect on our business, financial condition and results of operations.

Damage to our reputation or lack of acceptance of our brand in existing and new markets could negatively impact our business, financial condition and results of operations.

We intend to build a strong reputation for the quality of our technology, and we must protect and grow the value of our brand to be successful. Any incident that erodes consumer affinity for our brand could significantly reduce our brand value and damage our business. If guests perceive or experience a reduction in quality, or in any way believe we fail to deliver a consistently positive experience, our brand value could suffer and our business may be adversely affected.

In addition, our ability to successfully develop new retailers in new markets may be adversely affected by a lack of awareness or acceptance of our brand in these new markets. To the extent that we are unable to foster name recognition and affinity for our brand in new markets, our growth may be significantly delayed or impaired.

As a result, adverse economic conditions in any of these areas could have a material adverse effect on our overall results of operations. In recent years, certain of these markets have been more negatively impacted by the housing decline, high unemployment rates and the overall economic crisis than other geographic areas. In addition, given our geographic concentration, negative publicity regarding any of our retailers in these areas could have a material adverse effect on our business and operations, as could other regional occurrences such as local strikes, terrorist attacks, increases in energy prices, adverse weather conditions, hurricanes, droughts or other natural or man-made disasters.

In particular, adverse weather conditions can impact guest traffic at our retailers, and, in more severe cases, cause temporary retail closures, sometimes for prolonged periods. Our business is subject to seasonal fluctuations, with retail sales typically higher during certain months, such as December. Adverse weather conditions during our most favorable months or periods may exacerbate the effect of adverse weather on guest traffic and may cause fluctuations in our operating results from quarter-to-quarter within a fiscal year.

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes require us to anticipate which technologies and/or distribution platforms our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses.

We rely upon third parties to provide distribution for our applications, and disruption in these services could harm our business.

We currently utilize, and plan on continuing to utilize over the current fiscal year, third-party networking providers and distribution through companies including, but not limited to, Apple and Google to distribute our technologies. If disruptions or capacity constraints occur, the Company may have no means of replacing these services, on a timely basis or at all. This could cause a material adverse condition for our operations and financial earnings.

We rely on third-party hosting and cloud computing providers to operate certain aspects of our business. Any failure, disruption or significant interruption in our network or hosting and cloud services could adversely impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our mobile applications and customer satisfaction. Our mobile applications run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain elements of this system, but significant elements of this system are operated by third-parties that we do not control and which would require significant time to replace. We expect this dependence on third-parties to continue. In particular, a significant portion, if not almost all data storage, data processing and other computing services and systems is hosted by cloud computing providers. Any disruptions, outages and other performance problems relating to such services, including infrastructure changes, human or software errors and capacity constraints, could adversely impact our business, financial condition or results of operations.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of our business, we plan to store, process and transmit data, including personal and payment information, about our employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

We might not be able to successfully market our products.

We expend significant resources in our marketing efforts, using a variety of media, including social media venues such as Facebook and LinkedIn. In addition, we use targeted marketing on certain websites and have engaged two sales people in Europe and three sales people in the U.S. to market our products. We expect to continue to conduct brand awareness programs and guest initiatives to attract potential users. These initiatives may not be successful, resulting in expenses incurred without the benefit of substantial revenues. Additionally, some of our competitors have greater financial resources, which enable them to purchase significantly more advertising than we are able to purchase. Should our competitors increase spending on advertising and promotions or our advertising funds decrease for any reason, or should our advertising and promotions be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate our Chief Executive Officer, and certain of our other senior executive officers. We currently do not have an employment agreement in place with these officers. The loss of the services of our Chief Executive Officer, senior officers or other key employees could have a material adverse effect on our business and plans for future development. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our growth may strain our infrastructure and resources, which could slow our development of new retailers and adversely affect our ability to manage our existing retailers.

Our future growth may strain our retail management systems and resources, financial controls and information systems. Those demands on our infrastructure and resources may also adversely affect our ability to manage our existing retailers. If we fail to continue to improve our infrastructure or to manage other factors necessary for us to meet our expansion objectives, our operating results could be materially and adversely affected. Likewise, if sales decline, we may be unable to reduce our infrastructure quickly enough to prevent sales deleveraging, which would adversely affect our profitability.

Our business operations are conducted in multiple languages and could be disrupted due to miscommunications or translation errors.

The success of our business continues to depend on our marketing efforts in the United States, Europe and Israel, each of which is conducted in the local language. Miscommunications or inaccurate foreign language translations could have a material adverse effect on our business operations and financial conditions. Additionally, contracts, communications and complex technical information must be accurately translated into foreign languages.

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage. We cannot provide any assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured loss or liability could have a material adverse effect on our results of operations.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to build brand recognition using our trademarks, service marks and other proprietary intellectual property, including our names and logos. We plan to register a number of our trademarks; however, no assurance can be given that our trademark applications will be approved. We have been issued three patents, one of each in of Russia, Japan and the U.S., have one patent-pending submission and an additional patent application which is in process. No assurance can be given that our patent-pending submission or the additional patent application which is in process will be approved. If our patent-pending submission or the additional patent application which is in process are not approved, our ability to expand or develop our business may be negatively affected.

Third parties may also oppose our trademark or patent applications, or otherwise challenge our use of the trademarks or patents. In the event that our trademarks or patents are successfully challenged, we could be forced to rebrand our goods and services or redesign our technology, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands and products.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

We will continue to incur costs and be subject to various obligations as a result of being a public company, listed in the United States and in Israel.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company, listed in the United States and in Israel. Although we will incur costs each year associated with being a publicly-traded company, it is possible that our actual costs of being a publicly-traded company will vary from year to year and may be different than our estimates. In estimating these costs, we take into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to maintain the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a U.S. publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

●	cash provided by operating activities;

●	available cash and cash investments; and

●	capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by customers, and such customers are dependent upon regulatory and legislative forces. We cannot predict the future growth rate and size of this market. If we do not gain market acceptance of our applications, our business may be materially affected.

If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since inception, we have been planning for the expansion of our brand. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future or current litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including, among others, potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have obtained directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Delaware law nor our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) or Amended and Restated Bylaws (“Bylaws”) require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Delaware law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Such lawsuits, and any related publicity, may result in substantial costs and, among other things, divert the attention of management and our employees. An unfavorable outcome in any claim or proceeding against us could have a material adverse impact on our financial position and results of operations for the period in which the unfavorable outcome occurs, and potentially in future periods. Further, any settlement announced by us may expose us to further claims against us by third parties seeking monetary or other damages which, even if unsuccessful, would divert management attention from the business and cause us to incur costs, possibly material, to defend such matters, which could have a material adverse impact on our financial position. See “Legal Proceedings” on page 7 for more information regarding the Company’s involvement in ongoing litigation matters.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results to be indicative of our future operating results. The timing and amount of future revenues will depend almost entirely on our ability to engage new retailers while maintaining a relationship with our existing retailers. Our future operating results will depend upon many other factors, including, but not limited to:

●	the level of product and price competition;

●	our success in expanding our business network and managing our growth;

●	the ability to hire qualified employees; and

●	the timing of such hiring and our ability to control costs.

Federal, state and local or Israeli tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S., as well as local taxes in Israel in respect to our operations in Israel. Although we believe our tax estimates are reasonable, if the Internal Revenue Service or other taxing authority disagrees with the positions we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

Our management controls a large block of our common stock that will allow them to control us.

As of the date of this prospectus, members of our management team beneficially own approximately 9.90% of our outstanding common stock. In addition, two stockholders own approximately 21.04% of our outstanding common stock. As such, management and the two stockholders of the Company own approximately, in the aggregate, 30.94% of our voting power. As a result, management and the two stockholders may have the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our board of directors;

●	removal of any of our directors;

●	amendment of our Certificate of Incorporation or Bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s and the two stockholders’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

The auditors of our 2015 financial statements may discontinue their business.

We have been advised by the auditors for our 2015 financial statements that they plan to discontinue their business of providing financial and accounting services. Following any such discontinuance of their practice, it may be difficult, if not impossible, to obtain consents for the inclusion of their financial statements in our filings. Should we not be able to obtain their consents, there could be a delay in our ability to enter into future financing transactions prior to the filing of our 2017 financial statements in our Annual Report on Form 10-K in 2018 unless our 2015 financial statements have been re-audited by another independent accounting firm in accordance with the applicable rules and regulations of the Securities and Exchange Commission. We intend to work with the auditors for our 2016 financial statements for the audit of our 2017 financial statements, and we believe that we will be able to timely complete and file such financial statements and remain current in our financial and other reporting obligations with the Securities and Exchange Commission.

Tax reform may affect the Company and its stockholders.

On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act” (TCJA) that significantly reforms the Internal Revenue Code of 1986, as amended (the “Code”). The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest and restricts the use of net operating loss carryforwards arising after December 31, 2017, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We do not expect tax reform to have a material impact to our net operating losses. We continue to examine the impact this tax reform legislation may have on our business. The impact of this tax reform on holders of our securities is uncertain. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our securities. We urge our stockholders, including purchasers of securities in this offering, to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing.

Risks Related to our Operations in Israel

The Company has facilities located in Israel, and therefore, political conditions in Israel may affect the Company’s operations and results.

The Company has facilities located in Israel. Accordingly, political, economic and military conditions in Israel will directly or indirectly affect the Company’s operations and results. Since the establishment of the State of Israel, a number of armed conflicts have taken place between Israel and its Arab neighbors. An ongoing state of hostility, varying in degree and intensity has led to security and economic problems for Israel. For a number of years there have been continuing hostilities between Israel and the Palestinians. This includes hostilities with the Islamic movement Hamas in the Gaza Strip, which have adversely affected the peace process and at times resulted in armed conflicts. Such hostilities have negatively influenced Israel’s economy as well as impaired Israel’s relationships with several other countries. Israel also faces threats from Hezbollah militants in Lebanon, from ISIS and rebel forces in Syria, from the government of Iran and other potential threats from additional countries in the region. Moreover, some of Israel’s neighboring countries have recently undergone or are undergoing significant political changes. These political, economic and military conditions in Israel could have a material adverse effect on the Company’s business, financial condition, results of operations and future growth.

Israel’s economy may become unstable.

From time to time, Israel’s economy may experience inflation or deflation, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and other reasons, the government of Israel has intervened in the economy employing fiscal and monetary policies, import duties, foreign currency restrictions, controls of wages, prices and foreign currency exchange rates and regulations regarding the lending limits of Israeli banks to companies considered to be in an affiliated group. The Israeli government has periodically changed its policies in these areas. Reoccurrence of previous destabilizing factors could make it more difficult for the Company to operate its business and could adversely affect its business.

Some of the Company’s employees and officers are obligated to perform military reserve duty in Israel.

Generally, Israeli adult male citizens and permanent residents are obligated to perform annual military reserve duty up to a specified age. They also may be called to active duty at any time under emergency circumstances, which could have a disruptive impact on the Company’s workforce.

It may be difficult to enforce a non-Israeli judgment against the Company or its officers and directors.

The operating subsidiary of the Company is incorporated in Israel. All of the Company’s executive officers and directors are not residents of the United States, and a substantial portion of the Company’s assets and the assets of its executive officers and directors are located outside the United States. Therefore, a judgment obtained against the Company, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law often involves the testimony of expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against the Company in Israel, it may be impossible to collect any damages awarded by either a U.S. or foreign court.

Our international operations could expose us to additional risks, including exchange rate fluctuations, legal regulations and political or economic instability that could harm our business and operating results.

Our international operations expose us to the following risks which may have a material adverse effect on our business and operating results:

●	devaluations and fluctuations in currency exchange rates including fluctuations between the U.S. dollar and the NIS;

●	costs of compliance with local laws, including labor laws and intellectual property laws;

●	compliance with domestic and foreign government policies, including compliance with Israeli securities laws and TASE;

●	changes in trade regulations and procedures affecting approval, production, pricing, marketing, reimbursement for and access to, our products;

●	compliance with applicable foreign anti-corruption laws, anti-trust/competition laws, anti-Boycott Israel law and anti-money laundering laws; and

●	economic and geopolitical developments and conditions, including ongoing instability in global economies and financial markets, international hostilities, acts of terrorism and governmental reactions, inflation, and military and political alliances.

Risks Related to the Common Stock

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Although our common stock is listed on the NASDAQ Capital Market, it has only been traded on the NASDAQ Capital Market since July 25, 2016. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop, we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for you to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;

●	changes in our earnings estimates;

●	investment recommendations by securities analysts following our business or our industry;

●	additions or departures of key personnel;

●	changes in the business, earnings estimates or market perceptions of our competitors;

●	our failure to achieve operating results consistent with securities analysts’ projections;

●	changes in industry, general market or economic conditions; and

●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. Most of these shares are held by three stockholders, one of which is also an executive officer of the Company. Although we believe that such executive officer has no current intention to sell a significant number of shares of our stock, we cannot provide any such assurance. In addition, we cannot provide assurance that the other two large stockholders of the Company have no current intention to sell a significant number of shares of our stock. If any of the three stockholders which hold most of our shares were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our securities are traded on more than one market which may result in price variations.

Our securities have been trading on the NASDAQ Capital Market since July 2016 and on TASE since September 2005. Trading in our securities on such exchanges occurs in different currencies (U.S. dollars on NASDAQ and NIS on the TASE), and at different times (due to different time zones, trading days and public holidays in the United States and Israel). The trading prices of our securities on the two exchanges may differ due to the foregoing and other factors. Any decrease in the price of our shares on the TASE could cause a decrease in the trading price of our shares on NASDAQ and vice versa.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with “public float” held by non-affiliates with a market value of less than $75 million) and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not expect to pay any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, and such other factors as our Board deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in the Company and could depress our stock price.

Our Certificate of Incorporation currently authorizes 50,000,000 shares of common stock, of which 23,464,447 are currently outstanding, and our Board is authorized to issue additional shares of our common stock.

Although our Board intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our capital stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights, which means we can sell shares of our capital stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute your ownership interest in our Company.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to our development programs;

●	any intellectual property infringement lawsuit in which we may become involved;

●	regulatory developments affecting our products; and

●	our execution of any collaborative, licensing or similar arrangements, and the timing of payments under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent auditors addressing these assessments. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Our Certificate of Incorporation, Bylaws and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. Provisions of our Certificate of Incorporation, Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation, Bylaws and Delaware law, as applicable, among other things:

●	provide the Board with the ability to alter the Bylaws without stockholder approval;

●	place limitations on the removal of directors; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock and the value of our securities to decline. In addition, rules applicable to TASE listed companies also limit the terms permitted with respect to a new class of shares and prohibit any such new class of shares from having superior voting rights to the rights of the class of shares listed on TASE.

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On June 5, 2017, we received a written notice (the “June Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) that we were not in compliance with NASDAQ Listing Rule 5550(b)(2), as we did not maintain a minimum market value of listed securities of $35 million for the preceding 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(C), we had a period of 180 calendar days, or until December 4, 2017 to regain compliance with the market value of listed securities requirement. On December 5, 2017, we received a second written notice from NASDAQ which indicated that because we did not regain compliance with the market value of listed securities requirement by December 4, 2017, our securities would be delisted from NASDAQ on December 14, 2017 unless we request an appeal of such determination on or prior to such date. In accordance with NASDAQ Rules and procedures, on December 12, 2017, we requested an appeal before the NASDAQ Hearings Panel of the determination to delist our securities from The NASDAQ Capital Market. A hearing on this matter is currently scheduled to be held on January 25, 2018. The appeal has the effect of staying the delisting of our securities pending a final written decisions by the NASDAQ Hearings Panel.  Although we have requested an appeal before the Nasdaq Hearings Panel, no assurance can be given that we will be successful in our appeal.

In addition, on September 26, 2017, we received a written notice (the “September Notice”) from NASDAQ that we were not in compliance with NASDAQ Listing Rule 5550(a)(2), as the minimum bid price of our common stock has been below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until March 26, 2018, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180 calendar day period. In the event we do not regain compliance by March 26, 2018, we may be eligible for an additional 180 calendar day grace period if we meet the continued listing standards, with the exception of bid price, for the NASDAQ Capital Market, and we provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period. Although we may effect a reverse stock split of our issued and outstanding common stock in the future, there can be no assurance that such reverse stock split will enable the Company to regain compliance with NASDAQ minimum bid price requirement.

If our appeal with respect to our compliance with the market value of listed securities is not successful and/or we fail to regain compliance with the minimum bid price within the allotted compliance period(s), including any extensions that may be granted by NASDAQ or fail to comply with or other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted. A delisting of our common stock from the NASDAQ Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

The exercise of outstanding warrants and stock options will have a dilutive effect on the percentage ownership of our capital stock by existing stockholders.

As of September 30, 2017, we had outstanding warrants to acquire 2,480,605 shares of our common stock and stock options to purchase 3,115,500 shares of our common stock (not including options to purchase an aggregate of 1,380,000 shares of common stock which are subject to approval by TASE and an increase in the common stock reserve pursuant to the Company’s 2017 Consultant Equity Incentive Plan), in addition to the common warrants and pre-funded warrants that we are offering hereunder. The expiration of the term of such options and warrants range from December 2017 to July 2022. If a significant number of such warrants and stock options are exercised by the holders, the percentage of our common stock owned by our existing stockholders will be diluted.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	our business strategies;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	when we expect to begin to receive revenues with respect to services we provide or anticipate providing;

●	anticipated future sources of revenues;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intensions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus.  Because the risk factors referred to on page 12 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital, repayment of trade payables and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, debt securities or warrants to purchase common stock, debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $50,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our Certificate of Incorporation and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, $0.001 par value per share. As of January 9, 2018, there were 23,464,447 shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors (the “Board” or “Board of Directors”) out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

●	provide the Board with the ability to alter the bylaws without stockholder approval;

●	place limitations on the removal of directors; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

Advance Notice Bylaws.  Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Interested Stockholder Transactions.    We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”) which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and Certificate of Incorporation will include such an exculpation provision. Our Certificate of Incorporation and Bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation and Bylaws will also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Certificate of Incorporation will expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

 Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is VStock Transfer, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes: with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the The NASDAQ Capital Market may engage in passive market making transactions in the securities on the The NASDAQ apital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of My Size, Inc. for the year ended December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of My Size, Inc. as of and for the year ended December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the report of Weinberg & Baer LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.mysizeid.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2016 filed on April 14, 2017;

●	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, June 30, 2017 and September 30, 2017 filed on May 16, 2017, August 18, 2017 and November 13, 2017, respectively;

●	Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 4, 2017, February 10, 2017, February 17, 2017, February 22, 2017, February 24, 2017, February 28, 2017, March 23, 2017, April 21, 2017, May 4, 2017, May 11, 2017, May 16, 2017, June 9, 2017, June 23, 2017, June 30, 2017, August 22, 2017, August 31, 2017, September 11, 2017, September 27, 2017, October 2, 2017, October 27, 2017, December 6, 2017, December 11, 2017, December 12, 2017, December 20, 2017 and December 27, 2017;

●	our definitive proxy statement on Schedule 14A relating to our 2017 annual meeting of stockholders filed on March 2, 2017; and

●	the description of our common stock contained in the Registrant’s Registration Statement on Form 8-A12B/A filed with the Commission on June 14, 2016.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at +972-3-600-9030 or by writing to us at the following address:

My Size Inc.

3 Arava St., pob 1026

Airport City, Israel, 7010000

Attn.: Or Kles

Chief Financial Officer

My Size, Inc.

514,801 Shares of Common Stock

Prospectus Supplement

January 15, 2020

H.C. Wainwright & Co.